                                                                    EXHIBIT 99.2


                                                                      [CNA LOGO]

FOR IMMEDIATE RELEASE
--------------------------------------------------------------------------------

CONTACT:

MEDIA:                                             ANALYSTS:
Charles M. Boesel, 312/822-2592                    Dawn M. Jaffray, 312/822-7757
Katrina W. Parker, 312/822-5167


                             CNA FINANCIAL ANNOUNCES
                      4TH QUARTER AND YEAR-END 2003 RESULTS

CHICAGO, FEBRUARY 12, 2004 --- CNA Financial Corporation (NYSE: CNA) today reported net income for the fourth quarter of 2003 of $174 million, or $0.67 per share, as compared with net income of $50 million, or $0.21 per share, for the same period in 2002. The net loss for the year ended December 31, 2003 was $1,433 million, or $6.58 per share, compared with net income of $155 million, or $0.68 per share, in 2002.

The increase in fourth quarter of 2003 results over the prior period is primarily due to strong results in Property and Casualty Operations. Rate increases, solid production of new business, continued underwriting discipline and a focus on expense management all contributed to the 99.1% combined ratio for Property and Casualty Operations in the fourth quarter of 2003.

The decrease in net results for the year ended December 31, 2003 over the prior year was principally a result of unfavorable net prior year development of $1,849 million after-tax and an increase in bad debt reserves for insurance and reinsurance receivables of $396 million after-tax.

"A review of the strategic options for all of CNA's businesses was completed to provide the greatest opportunity to maximize shareholder value and concentrate efforts to focus solely on Property and Casualty Operations," said Stephen W. Lilienthal, Chairman and Chief Executive Officer of the CNA insurance companies. "Despite the actions that were taken in 2003 to strengthen the balance sheet, CNA's Property and Casualty Operations have finished the year with solid accident year results driven by strong support from our distribution network, solid rate increases and excellence in underwriting and claims."

As part of the previously announced capital plan, in order to replenish statutory capital of CNA's insurance subsidiaries adversely impacted by the 2003 charges discussed above, Loews Corporation (Loews), the 90% owner of CNA's outstanding shares, purchased $750 million of a new series of CNA convertible preferred stock in November of 2003. Loews committed additional capital support of up to $500 million by February 27, 2004 through the purchase of surplus notes of Continental Casualty Company (CCC), CNA's principal insurance subsidiary, in the event certain additions to CCC's statutory capital are not achieved through asset sales. In addition, Loews committed to an additional $150 million of capital support by March 31, 2004, in a form to be determined.

As a result of the sale of the Group Benefits business, CNA estimates that Loews will purchase $45 million of CCC surplus notes pursuant to such commitment. In addition, CNA has recently announced that it has entered into an agreement to sell its individual life business and has estimated that this sale will result in an addition to CCC's statutory surplus in excess of $400 million. However, the sale of the individual life business, which is subject to customary closing conditions and regulatory approvals, is not expected to be consummated by February 26, 2004. As a result, Loews will be obligated to purchase $300 million of additional CCC surplus notes. Following the consummation of the individual life sale, CNA plans to seek approval from the insurance regulatory authority for the repayment of the surplus notes purchased in relation to such sale, although no assurance can be given that sale of the individual life business will be consummated or that the regulatory approval will be obtained.

Realized investment results improved $42 million after-tax in the fourth quarter of 2003 as compared with the same period in 2002. The increase was due primarily to a reduction in impairment losses for other-than-temporary declines in fair value for fixed maturity and equity securities, partially offset by a $130 million after-tax loss on the previously announced sale of the Group Benefits business. After-tax investment related impairment losses were $12 million for the fourth quarter of 2003 as compared with $232 million for the same period in 2002.

================================================================================================
                                                       NET INCOME
------------------------------------------------------------------------------------------------
                                                     RESULTS FOR THE          RESULTS FOR THE
                                                   THREE MONTHS ENDED            YEAR ENDED
                                                       DECEMBER 31              DECEMBER 31
------------------------------------------------------------------------------------------------
($ MILLIONS)                                         2003         2002      2003          2002
------------------------------------------------------------------------------------------------
INCOME (LOSS) BEFORE NET REALIZED
INVESTMENT  GAINS (LOSSES)                        $   194      $   112     $(1,718)     $   396
NET REALIZED INVESTMENT (LOSSES) GAINS                (20)         (62)        285         (149)
                                                  ---------------------------------------------
INCOME (LOSS) FROM CONTINUING OPERATIONS              174           50      (1,433)         247
LOSS FROM DISCONTINUED OPERATIONS (a)                   -            -           -          (35)
CUMULATIVE EFFECT OF A CHANGE IN ACCOUNTING
PRINCIPLE (b)                                           -            -           -          (57)
================================================================================================
NET INCOME (LOSS)                                 $   174      $    50     $(1,433)     $   155
================================================================================================


(a) During the first quarter of 2002, CNA Vida, a Chilean-based life insurance company, was sold and reported as discontinued operations in accordance with SFAS 144, Accounting for the Impairment or Disposal of Long-Lived Assets.

(b) Represents the effect of the adoption of SFAS 142, which was a change in accounting for goodwill and indefinite-lived intangible assets in 2002.

===========================================================================================
                    PER SHARE RESULTS AVAILABLE TO COMMON STOCKHOLDERS
-------------------------------------------------------------------------------------------
                                                   RESULTS FOR THE         RESULTS FOR THE
                                                  THREE MONTHS ENDED         YEAR ENDED
                                                      DECEMBER 31            DECEMBER 31
-------------------------------------------------------------------------------------------
                                                   2003 (a)    2002       2003 (a)    2002
                                                   ---------------------------------------

INCOME (LOSS) FROM CONTINUING OPERATIONS (b)       $0.67       $0.21      $(6.58)    $1.10
LOSS FROM DISCONTINUED OPERATIONS (c)                  -         -           -       (0.16)
CUMULATIVE EFFECT OF A CHANGE IN ACCOUNTING
PRINCIPLE (d)                                          -         -           -       (0.26)
===========================================================================================
NET INCOME (LOSS)                                  $0.67       $0.21      $(6.58)    $0.68
===========================================================================================

(a) Included in the weighted average number of common shares for the three months and year ended December 31, 2003 are the effects of additional common stock equivalents related to the November of 2003 sale of $750 million of convertible preferred shares to Loews Corporation. The preferred shares are convertible into 32,327,015 shares of CNA common stock. The conversion is expected to occur in 2004.

(b) The three months and year ended December 31, 2003 per share results available to common stockholders are reduced by $15 million and $60 million, or $0.06 per share and $0.27 per share, of accumulated but undeclared preferred stock dividends. The three months and year ended December 31, 2002 per share results available to common stockholders were both reduced by $2 million, or $0.01 per share, of accumulated but undeclared preferred stock dividends.

(c) During the first quarter of 2002, CNA Vida, a Chilean-based life insurance company, was sold and reported as discontinued operations in accordance with SFAS 144, Accounting for the Impairment or Disposal of Long-Lived Assets.

(d) Represents the effect of the adoption of SFAS 142, which was a change in accounting for goodwill and indefinite-lived intangible assets in 2002.


===========================================================================================================================
                                SEGMENT RESULTS FOR THE THREE MONTHS ENDED DECEMBER 31, 2003
---------------------------------------------------------------------------------------------------------------------------
                                STANDARD  SPECIALTY   P&C      CNA        P&C      GROUP      LIFE    CORPORATE
($ MILLIONS)                     LINES      LINES     OPS.      RE      SEGMENTS    OPS.      OPS.     & OTHER     TOTAL
---------------------------------------------------------------------------------------------------------------------------
INCOME (LOSS) BEFORE NET
  REALIZED INVESTMENT GAINS
 (LOSSES)                        $  70     $  81     $ 151     $  16     $ 167     $  30      $   8     $ (11)     $ 194
NET REALIZED INVESTMENT
  GAINS (LOSSES)                    66        34       100        12       112      (127)        17       (22)       (20)
===========================================================================================================================
NET INCOME (LOSS)                $ 136     $ 115     $ 251     $  28     $ 279     $ (97)     $  25     $ (33)     $ 174
===========================================================================================================================



============================================================================================================================
                                SEGMENT RESULTS FOR THE THREE MONTHS ENDED DECEMBER 31, 2002
============================================================================================================================
                                STANDARD  SPECIALTY     P&C        CNA       P&C      GROUP     LIFE     CORPORATE
($ MILLIONS)                     LINES      LINES       OPS.        RE     SEGMENTS    OPS.      OPS.     & OTHER     TOTAL
----------------------------------------------------------------------------------------------------------------------------
INCOME (LOSS) BEFORE NET
  REALIZED INVESTMENT GAINS
  (LOSSES)                      $  42      $  19      $  61      $  26     $  87     $  31      $   5      $ (11)     $ 112
NET REALIZED INVESTMENT
  (LOSSES) GAINS                  (23)       (20)       (43)        68        25       (31)       (33)       (23)       (62)
============================================================================================================================
NET INCOME (LOSS)               $  19      $  (1)     $  18      $  94     $ 112       $ -      $ (28)     $ (34)     $  50
============================================================================================================================

===================================================================================================================================
                                        SEGMENT RESULTS FOR THE YEAR ENDED DECEMBER 31, 2003
-----------------------------------------------------------------------------------------------------------------------------------
                                STANDARD  SPECIALTY     P&C        CNA         P&C       GROUP       LIFE     CORPORATE
($ MILLIONS)                     LINES      LINES       OPS.        RE      SEGMENTS      OPS.       OPS.      & OTHER     TOTAL
-----------------------------------------------------------------------------------------------------------------------------------
(LOSS) INCOME BEFORE NET
  REALIZED INVESTMENT GAINS
  (LOSSES)                       $ (956)   $(111)     $(1,067)    $ (27)    $(1,094)     $ 100      $  45     $ (769)     $(1,718)
NET REALIZED INVESTMENT GAINS
  (LOSSES)                          219       94          313        50         363       (131)        23         30          285
===================================================================================================================================
NET (LOSS) INCOME                $ (737)   $ (17)     $ (754)    $   23     $  (731)     $ (31)     $  68     $ (739)     $(1,433)
===================================================================================================================================


The following table highlights the after-tax significant items for the year ended December 31, 2003.



===================================================================================================================================
                                                   AFTER-TAX SIGNIFICANT ITEMS (a)
                                                    YEAR ENDED DECEMBER 31, 2003
-----------------------------------------------------------------------------------------------------------------------------------
                                 STANDARD   SPECIALTY    P&C        CNA         P&C       GROUP    LIFE     CORPORATE
($ MILLIONS)                      LINES       LINES      OPS.        RE      SEGMENTS      OPS.    OPS.      & OTHER      TOTAL
-----------------------------------------------------------------------------------------------------------------------------------
NET PRIOR YEAR DEVELOPMENT (b)  $  (905)    $(279)     $(1,184)     $(97)     $(1,281)    $ -     $ -      $ (568)      $  (1,849)
INCREASE IN BAD DEBT PROVISION
  FOR REINSURANCE RECEIVABLES       (36)      (51)         (87)       (1)         (88)      -       -        (151)           (239)
INCREASE IN BAD DEBT PROVISION
  FOR INSURANCE RECEIVABLES        (157)        -         (157)        -         (157)      -       -           -            (157)
INCREASE IN UNALLOCATED CLAIM
  ADJUSTMENT EXPENSE (ULAE)
  RESERVES                           (3)      (18)         (21)        -          (21)      -       -         (44)           (65)
===================================================================================================================================
TOTAL                           $(1,101)    $(348)    $ (1,449)     $(98)     $(1,547)    $ -     $ -      $ (763)      $ (2,310)
===================================================================================================================================


(a) Additional after-tax items not included in the above table that have an adverse effect on the year ended December 31, 2003 results included a $48 million increase in certain insurance-related assessments, $30 million of dividend reserve development, $27 million increase in individual long term care reserves and $96 million of interest expense related to additional cessions to corporate aggregate and other reinsurance contracts.

(b) Net prior year development for the year ended December 31, 2003 included both premium development and claim and allocated claim adjustment expense reserve development.

===================================================================================================================================
                                        SEGMENT RESULTS FOR THE YEAR ENDED DECEMBER 31, 2002
-----------------------------------------------------------------------------------------------------------------------------------
                                STANDARD  SPECIALTY     P&C        CNA         P&C     GROUP      LIFE     CORPORATE
($ MILLIONS)                     LINES      LINES       OPS.        RE      SEGMENTS    OPS.      OPS.      & OTHER      TOTAL
----------------------------------------------------------------------------------------------------------------------------------
INCOME (LOSS) BEFORE NET
  REALIZED INVESTMENT GAINS
  (LOSSES)                       $ 197      $  28      $ 225      $  65     $ 290      $ 104      $  94      $ (92)     $ 396
NET REALIZED INVESTMENT
  (LOSSES) GAINS                   (56)       (52)      (108)        71       (37)       (39)       (74)         1       (149)
                                 --------------------------------------------------------------------------------------------------
INCOME (LOSS) FROM CONTINUING
  OPERATIONS                       141        (24)       117        136       253         65         20        (91)       247
 LOSS FROM DISCONTINUED
   OPERATIONS (a)                    -          -          -          -         -          -        (35)         -        (35)
 CUMULATIVE EFFECT OF A
   CHANGE IN ACCOUNTING
   PRINCIPLE (b)                     -        (48)       (48)         -       (48)         -         (8)        (1)       (57)
===================================================================================================================================
NET INCOME (LOSS)                $ 141      $ (72)     $  69      $ 136     $ 205      $  65      $ (23)     $ (92)     $ 155
===================================================================================================================================


(a) During the first quarter of 2002, CNA Vida, a Chilean-based life insurance company, was sold and reported as discontinued operations in accordance with SFAS 144, Accounting for the Impairment or Disposal of Long-Lived Assets.

(b) Represents the effect of the adoption of SFAS 142, which was a change in accounting for goodwill and indefinite-lived intangible assets in 2002.


====================================================================
         PROPERTY & CASUALTY SEGMENTS GROSS WRITTEN PREMIUMS
--------------------------------------------------------------------
                           THREE MONTHS ENDED        YEAR ENDED
                               DECEMBER 31           DECEMBER 31
--------------------------------------------------------------------
($ MILLIONS)                 2003       2002       2003       2002
--------------------------------------------------------------------
STANDARD LINES              $1,354     $1,010     $5,619     $5,027
SPECIALTY LINES                908        875      3,695      3,359
                            ----------------------------------------
   TOTAL P&C OPERATIONS      2,262      1,885      9,314      8,386
CNA RE                          44        154        572        732
====================================================================
TOTAL P&C SEGMENTS          $2,306     $2,039     $9,886     $9,118
====================================================================


=====================================================================
          PROPERTY & CASUALTY SEGMENTS NET WRITTEN PREMIUMS
---------------------------------------------------------------------
                             THREE MONTHS ENDED       YEAR ENDED
                                DECEMBER 31          DECEMBER 31
---------------------------------------------------------------------
($ MILLIONS)                  2003       2002       2003       2002
---------------------------------------------------------------------
STANDARD LINES              $  974     $  848     $3,802     $4,020
SPECIALTY LINES                745        643      2,809      2,383
                            -----------------------------------------
   TOTAL P&C OPERATIONS      1,719      1,491      6,611      6,403
CNA RE                          41        111        478        605
=====================================================================
TOTAL P&C SEGMENTS          $1,760     $1,602     $7,089     $7,008
=====================================================================


=====================================================================
            GROUP AND LIFE OPERATIONS NET EARNED PREMIUMS
---------------------------------------------------------------------
                            THREE MONTHS ENDED         YEAR ENDED
                               DECEMBER 31            DECEMBER 31
---------------------------------------------------------------------
($ MILLIONS)                 2003         2002      2003       2002
---------------------------------------------------------------------
GROUP OPERATIONS (a)         $  330     $  310     $1,312     $2,327
LIFE OPERATIONS                 246        220      1,029        930
=====================================================================

(a) For the year ended December 31, 2002, net earned premiums included $1,151 million related to the National Postal Mail Handlers Union (Mail Handlers
    Plan) contract, which was transferred on July 1, 2002.

=============================================================================================
                        PROPERTY & CASUALTY CALENDAR YEAR LOSS RATIOS
---------------------------------------------------------------------------------------------
                                  THREE MONTHS ENDED DECEMBER 31       YEAR ENDED DECEMBER 31
---------------------------------------------------------------------------------------------
                                    2003              2002               2003         2002
---------------------------------------------------------------------------------------------
STANDARD LINES                        67.7%            71.7%             102.5%        72.0%
SPECIALTY LINES                       67.7             75.6               84.9         77.1
   TOTAL P&C OPERATIONS               67.7             73.1               95.1         73.9
CNA RE                                84.3             71.1               95.2         78.4
   TOTAL P&C SEGMENTS                 69.1             72.9               95.2         74.2
TOTAL P&C COMPANIES (a)               75.2%            78.8%             110.5%        79.4%
=============================================================================================

(a) P&C Companies includes Standard Lines, Specialty Lines, CNA Re and P&C business written in Group Operations, Life Operations and Corporate and Other, including asbestos, environmental pollution and mass tort exposures
    (APMT). The P&C Companies ratios exclude the impact of commutation transactions between CNA's property and casualty and life and group companies.

=================================================================================================
                        PROPERTY & CASUALTY CALENDAR YEAR COMBINED RATIOS
-------------------------------------------------------------------------------------------------
                                  THREE MONTHS ENDED DECEMBER 31        YEAR ENDED DECEMBER 31
-------------------------------------------------------------------------------------------------
                                    2003                 2002             2003          2002
-------------------------------------------------------------------------------------------------
STANDARD LINES                       101.8%            105.7%            150.7%        104.4%
SPECIALTY LINES                       95.1             104.9             119.2         109.3
   TOTAL P&C OPERATIONS               99.1             105.4             137.6         106.1
CNA RE                               100.9              97.8             124.7         109.1
   TOTAL P&C SEGMENTS                 99.3             104.6             136.6         106.4
TOTAL P&C COMPANIES (a)              105.0%            111.1%            154.2%        109.6%
===============================================================================================


(a) P&C Companies includes Standard Lines, Specialty Lines, CNA Re and P&C business written in Group Operations, Life Operations and Corporate and Other, including APMT. The P&C Companies ratios exclude the impact of commutation transactions between CNA's property and casualty and life and group companies.


=========================================================================================================
              PROPERTY & CASUALTY GROSS ACCIDENT YEAR LOSS RATIOS
---------------------------------------------------------------------------------------------------------
                                  ACCIDENT YEAR 2003        ACCIDENT YEAR 2002       ACCIDENT YEAR 2002
                                     EVALUATED AT              EVALUATED AT             EVALUATED AT
                                   DECEMBER 31, 2003        DECEMBER 31, 2002         DECEMBER 31, 2003
---------------------------------------------------------------------------------------------------------
STANDARD LINES                            65.8%                     74.6%                    67.5%
SPECIALTY LINES                           64.4                      68.1                     70.0
   TOTAL P&C OPERATIONS                   65.2                      72.1                     68.5
CNA RE                                    64.3                      64.2                     61.4
=========================================================================================================
TOTAL P&C SEGMENTS                        65.2%                     71.5%                    67.9%
=========================================================================================================


=======================================================================================================
               PROPERTY & CASUALTY NET ACCIDENT YEAR LOSS RATIOS
-------------------------------------------------------------------------------------------------------
                                  ACCIDENT YEAR 2003           ACCIDENT YEAR 2002    ACCIDENT YEAR 2002
                                     EVALUATED AT                 EVALUATED AT          EVALUATED AT
                                   DECEMBER 31, 2003           DECEMBER 31, 2002      DECEMBER 31, 2003
-------------------------------------------------------------------------------------------------------
STANDARD LINES                            68.3%                        75.3%                 71.5%
SPECIALTY LINES                           68.1                         71.7                  72.8
   TOTAL P&C OPERATIONS                   68.2                         74.1                  72.0
CNA RE                                    69.2                         69.4                  62.5
=======================================================================================================
TOTAL P&C SEGMENTS                        68.3%                        73.7%                 71.2%
=======================================================================================================

BUSINESS OPERATING HIGHLIGHTS


STANDARD LINES includes standard property and casualty coverages sold to small and middle market commercial businesses primarily through an independent agency distribution system, and excess and surplus lines, as well as insurance and risk management products sold to large corporations.

o Net written premiums increased $126 million for the fourth quarter of 2003 as compared with the same period in 2002. This increase was due primarily to increased rate and retention across most of Standard Lines businesses.

o Standard Lines achieved average rate increases during the fourth quarter of 2003 of 12%.

o Net results for the fourth quarter of 2003 increased $117 million as compared with the same period in 2002, primarily related to improved current net accident year loss ratios and improved net investment results, including increased limited partnership income.

SPECIALTY LINES provides a broad array of professional, financial and specialty property and casualty products and services in the U.S. and abroad.

o Net written premiums increased $102 million for the fourth quarter of 2003 as compared with the same period in 2002, due primarily to rate increases and new business in professional liability lines.

o Specialty Lines achieved average rate increases during the fourth quarter of 2003 of 20%, primarily across most professional liability lines of business.

o Net results for the fourth quarter of 2003 increased $116 million as compared with the same period in 2002, primarily related to improved current net accident year loss ratios and improved net investment results, including increased limited partnership income.

CNA RE operated globally as a reinsurer in the broker market for treaty products and in the direct market for facultative products.

o In October of 2003, CNA sold the renewal rights for most of the treaty business of CNA Re to Folksamerica Reinsurance Company, a wholly owned subsidiary of White Mountains Insurance Group, Ltd. Concurrent with the sale, CNA announced its withdrawal from the assumed reinsurance business and will manage the run-off of its retained liabilities.

o Net written premiums decreased $70 million for the fourth quarter of 2003 as compared with the same period in 2002 primarily due to the decision to withdraw from the assumed reinsurance business.

o Net results for the fourth quarter of 2003 decreased $66 million as compared to the same period in 2002, primarily related to a decrease in net investment results.

GROUP OPERATIONS provides group long term care and specialty medical products and investment products and services to employers, affinity groups and other entities that purchase insurance as a group.

o On December 31, 2003, CNA sold its Group Benefits business to Hartford Financial Services Group, Inc. The business sold included group life and accident, and short and long term disability insurance. CNA`s group long term care and specialty medical businesses were excluded from the sale. CNA has also announced the decision to cease new sales in its institutional markets business.

o Net results for the fourth quarter of 2003 decreased $97 million as compared with the same period in 2002, principally due to a decrease in net realized investment results. This decrease was primarily due to the $130 million after-tax loss recorded on the sale of the Group Benefits business during the fourth quarter of 2003.

LIFE OPERATIONS provides financial protection to individuals through a full product line of term life insurance, universal life insurance, individual long term care insurance, annuities and other products.

o As previously announced, CNA has entered into a definitive agreement to sell its individual life insurance business to Swiss Re Life & Health America Inc. (Swiss Re) for approximately $690 million. The business sold includes term, universal and permanent life insurance policies and individual annuity products. CNA`s individual long term care and structured settlement businesses are excluded from the sale. CNA has also announced the decision to cease new sales in its structured settlement business.

o Net earned premiums increased $26 million for the fourth quarter of 2003 as compared with the same period in 2002, due primarily to higher sales of structured settlement annuities and a higher base of the inforce long term care product.

o Net results for the fourth quarter of 2003 increased $53 million as compared with the same period in 2002, primarily related to increased net realized investment results, favorable life settlement results and favorable life mortality, partially offset by unfavorable reserve strengthening for individual long term care due to increased morbidity.

CORPORATE AND OTHER segment contains certain corporate expenses such as interest on corporate debt and losses and expenses related to the centralized adjusting and settlement of APMT. In addition, this segment includes the results of certain run-off insurance and non-insurance operations.

o Net results for the fourth quarter of 2003 improved $1 million as compared with the same period in 2002. The net results in the fourth quarter of 2003 include increased net investment income, including increased limited partnership income.

NET INVESTMENT INCOME

Pretax net investment income of $436 million for the fourth quarter of 2003 decreased $2 million as compared with the same period in 2002. The change was primarily due to increased holdings in lower yielding tax-exempt and short term investment securities and the absence in 2003 of a $34 million pretax dividend income from Canary Wharf Group plc. These declines were partially offset by a $68 million pretax improvement in limited partnership income.

ABOUT THE COMPANY

CNA is the country's fourth largest commercial insurance writer and the 11th largest property and casualty company. CNA's insurance products include standard commercial lines, specialty lines, surety, marine and other property and casualty coverages. CNA services include risk management, information services, underwriting, risk control and claims administration. For more information, please visit CNA at www.cna.com. CNA is a registered service mark, trade name and domain name of CNA Financial Corporation.


CONFERENCE CALL AND WEBCAST INFORMATION:

A CONFERENCE CALL FOR INVESTORS AND THE PROFESSIONAL INVESTMENT COMMUNITY WILL BE HELD FROM 10:00 A.M. TO 11:00 A.M. EST TODAY. ON THE CONFERENCE CALL WILL BE STEPHEN W. LILIENTHAL, CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF THE CNA INSURANCE COMPANIES, AND OTHER MEMBERS OF SENIOR MANAGEMENT. PARTICIPANTS CAN ACCESS THE CALL BY DIALING 800-818-5264 OR FOR INTERNATIONAL CALLERS 913-981-4910. THE CALL WILL ALSO BE BROADCAST LIVE ON THE INTERNET AT HTTP://INVESTORS.CNA.COM OR YOU MAY GO TO THE INVESTOR RELATIONS PAGES OF THE CNA WEBSITE (WWW.CNA.COM) FOR FURTHER DETAILS.

THE CALL IS AVAILABLE TO THE MEDIA, BUT QUESTIONS WILL BE RESTRICTED TO INVESTORS AND THE PROFESSIONAL INVESTMENT COMMUNITY. A TAPED REPLAY OF THE CALL WILL BE AVAILABLE FOR ONE WEEK UNTIL FEBRUARY 19, 2004 BY DIALING 888-203-1112 AND USING PASSCODE 254941 OR FOR INTERNATIONAL CALLERS 719-457-0820 AND USING PASSCODE 254941. IT WILL ALSO BE ARCHIVED LATER IN THE DAY FOR REPLAY ON OUR WEBSITE. FINANCIAL SUPPLEMENT INFORMATION RELATED TO THE FOURTH QUARTER RESULTS IS AVAILABLE ON THE INVESTOR RELATIONS PAGES OF THE CNA WEBSITE OR BY CONTACTING DAWN JAFFRAY AT 312-822-7757.

FORWARD-LOOKING STATEMENT

The statements contained in this press release or made during the conference call referenced above, which are not historical facts, are forward-looking statements. When included in this press release or the conference call, the words "believes," "expects," "intends," "anticipates," "estimates," and analogous expressions are intended to identify forward-looking statements. Forward-looking statements include expected developments in the insurance business of CNA (the "Company"), including losses for asbestos, environmental pollution and mass tort claims; the Company's expectations concerning its revenues, earnings, expenses and investment activities; expected cost savings and other results from the Company's expense reduction and restructuring activities; and the Company's proposed actions in response to trends in its business.

Such statements, and the financial condition and results of operations of the Company and the price of the Company's common stock, are subject to a variety of inherent risks and uncertainties. These risks and uncertainties could cause actual results to differ materially from those projected. Such risks and uncertainties include, among others: general economic and business conditions, including inflationary pressures on medical care costs, construction costs and other economic sectors that increase the severity of claims; changes in financial markets such as fluctuations in interest rates, long-term periods of low interest rates, credit conditions and currency, commodity and stock prices; the effects of corporate bankruptcies, such as Enron and WorldCom, on surety bond claims, as well as on capital markets and on the markets for directors & officers and errors & omissions coverages; changes in foreign or domestic political, social and economic conditions; regulatory initiatives and compliance with governmental regulations; judicial decisions and rulings, including interpretation of policy provisions, decisions regarding coverage and theories of liability, trends in litigation and the outcome of any litigation involving the Company; changes in tax laws and regulations; regulatory limitations and restrictions upon the Company and its insurance subsidiaries; the impact of competitive products, policies and pricing and the competitive environment in which the Company operates, including changes in the Company's books of business; product and policy availability and demand and market responses, including the level of ability to obtain rate increases and decline or non-renew underpriced accounts, to achieve premium targets and profitability and to realize growth and retention estimates; development of claims and the impact on loss reserves, including changes in claim settlement practices; the effectiveness of current initiatives by claims management to reduce loss and expense ratio through more efficacious claims handling techniques; the performance of reinsurance companies under reinsurance contracts with the Company; results of financing efforts, including the availability of bank credit facilities; changes in the Company's composition of operating segments; weather and other natural physical events, including the severity and frequency of storms, hail, snowfall and other winter conditions, as well as of natural disasters such as hurricanes and earthquakes; man-made disasters, including the possible occurrence of terrorist attacks and the effect of the absence of applicable terrorism legislation on coverages; the occurrence of epidemics; exposure to liabilities due to claims made by insureds and others relating to asbestos remediation and health-based asbestos impairments, and exposure to liabilities for environmental pollution and other mass tort claims; whether a national privately financed trust to replace litigation of asbestos claims with payments to claimants from the trust will be established or approved through federal legislation, or, if established and approved, whether it will contain funding requirements in excess of the Company's established loss reserves or carried loss reserves; the sufficiency of the Company's loss reserves and the possibility of future increases in reserves; the level of success in integrating acquired businesses and operations, and in consolidating existing ones; the possibility of changes in the Company's ratings by ratings agencies, including the inability to access certain markets or distribution channels and the required collateralization of future payment obligations as a result of such changes, and changes in rating agency policies and practices; the actual closing of contemplated transactions and agreements; and various other matters and risks (many of which are beyond the Company's control) detailed in the Company's Securities and Exchange Commission filings.

These forward-looking statements speak only as of the date of this press release or of the conference call. The Company expressly disclaims any obligation or undertaking to release any updates or revisions to any forward-looking statement contained in this press release or made in the conference call to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

This press release may also contain and the conference call may reference financial measures that are not in accordance with generally accepted accounting principles (GAAP). For reconciliations of non-GAAP measures to the most comparable GAAP measures, refer to the text of this press release and the financial supplement posted on the Company's website.

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